UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

APRIL 7, 2005

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12666	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

102 Pickering Way, Exton, Pennsylvania 19341

 (Address of principal executive offices and zip code)

(484) 875-3099

 (Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 7, 2005, Isolagen, Inc. (“Isolagen”) entered into a lease agreement with The Hankin Group to rent 86,500 square feet of space located at 405 Eagleview Boulevard, including a parcel of land known within the Eagleview Corporate Center, Route 100, Exton, Uwchlan Township, Chester County, Pennsylvania (the “Lease Agreement”).  The lease term commenced on April 1, 2005 and terminates on March 31, 2013, provided that Isolagen may terminate the Lease Agreement on March 31, 2008.  Isolagen has the option of extending the term of the Lease Agreement for a period of five years.

The Lease Agreement provides for the following rental payments (for each year such amount is referred to as the “Minimum Annual Rent”): (a) during the initial three years of the Lease Agreement the Minimum Annual Rent shall be $778,500 per year, and (b) during years 4-8 of the Lease Agreement the Minimum Annual Rent shall be equal to $1,119,310 per year plus a percentage adjustment equal to 50% of any increase in the consumer price index for such year; provided that (i) the Minimum Annual Rent shall not be decreased due to changes in the consumer price index, (ii) during the fourth year of the Lease Agreement the Minimum Annual Rent shall not be greater than $1,297,500, and (iii) during years 5-8 of the Lease Agreement the Minimum Annual Rent shall not be greater than $1,384,000 per year.  The Lease Agreement provides that Isolagen shall also pay all real estate taxes and operating expenses associated with the leased premises.

If Isolagen commits an “event of default” under the Lease Agreement, the landlord may accelerate the rental and expenses amounts due under the Lease Agreement for the remaining term of the Lease Agreement.  In general, the following items constitute an “event of default”: (a) a failure by Isolagen to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Isolagen;  (b) a failure by Isolagen to observe and perform any other terms or conditions of the Lease Agreement; and (c) the making by Isolagen of any assignment for the benefit of creditors, an adjudication that Isolagen is bankrupt, insolvent, or unable to pay its debts; the filing by or against Isolagen of a petition in bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Isolagen’s assets located in the leased space or of Isolagen’s interest in the Lease Agreement; or the attachment, execution or levy against, or other judicial seizure of, substantially all of Isolagen’s assets located in the leased space or of Isolagen’s interest in the Lease Agreement.

In connection with the execution of the Lease Agreement, on April 7, 2005, Isolagen entered into a Purchase Option Agreement with 405 Eagleview Associates to purchase the building and land being leased by Isolagen as discussed above (the “Option Agreement”).  The Option Agreement may be exercised by Isolagen on or before April 1, 2009, provided that Isolagen has agreed not to terminate the Lease Agreement early, and provided that Isolagen has not committed an “event of default” under the Lease Agreement.  The purchase price for the land and building shall be equal to the Minimum Annual Rent for year six of the Lease Agreement divided by .07.

The foregoing is a summary description of the terms and conditions of the Lease Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the respective Lease Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03 of this current report on Form 8-K.

Item 7.01       Regulation FD Disclosure

Isolagen announced today that it has entered into a lease agreement in Exton, Pennsylvania.  See Exhibit 99.1, which is incorporated by reference herein, for further information.

Item 9.01       Financial Statements and Exhibits

(c)     Exhibits

Exhibit Number	Description

10.1	Lease Agreement between Isolagen, Inc. and The Hankin Group dated April 7, 2005.
10.2	Purchase Option Agreement between Isolagen, Inc. and 405 Eagleview Associates dated April 7, 2005.
99.1	Press release dated April 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2005	By:	/s/ Jeffrey W. Tomz
		Name:	Jeffrey W. Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement between Isolagen, Inc. and The Hankin Group dated April 7, 2005.
10.2	Purchase Option Agreement between Isolagen, Inc. and 405 Eagleview Associates dated April 7, 2005.
99.1	Press release dated April 11, 2005